UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019
CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (405) 478-8770
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On February 11, 2019, Joseph O. Evans advised the Company of his intent to retire as Chief Financial Officer and Executive Vice President of the Company, effective March 15, 2019 (the “Separation Date”). In connection with the foregoing, on February 14, 2019, the Company and Mr. Evans signed a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement provides that Mr. Evans will remain employed with the Company and provide transition services in addition to his customary duties, responsibilities and authorities until the Separation Date and will continue to receive his current rate of base salary and employee benefits, as in effect immediately prior to the effective date of the Separation Agreement, until the Separation Date. The Separation Agreement also provides for certain separation benefits in exchange for a release of claims.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.1.

Appointment of Chief Financial Officer

On February 11, 2019, Scott Pittman was appointed as Chief Financial Officer and Senior Vice President of the Company to succeed Mr. Evans, effective March 16, 2019. Mr. Pittman, age 43, has served as Chief Financial Officer of Ursa Resources since 2016. Prior to joining Ursa Resources, Mr. Pittman held a myriad of roles including Chief Financial Officer of Aethon Energy Management, a private investment firm focused on investments in North American onshore upstream oil and gas assets and VP-Finance of Cobalt International Energy where he focused on capital raising and financial operations of the company. He worked at J.P. Morgan Securities Inc. from 2005 to 2014 and served as a Captain in the United States Marine Corps from 1999 to 2004. Mr. Pittman holds a Bachelor of Business Administration from the University of Oklahoma and a Master of Business Administration from the University of Texas.
Pursuant to his offer letter, Mr. Pittman will begin his service with the Company effective as of February 28, 2019, and is expected to serve as the Company’s Chief Financial Officer and Senior Vice President, effective March 16, 2019. Mr. Pittman will receive a base salary of $325,000 per year and will be eligible for a discretionary annual bonus with a target bonus opportunity equal to 80% of his base salary, based upon the attainment of performance metrics, and as determined by the Company’s board of directors. Upon Mr. Pittman’s appointment, he will also be eligible to receive an equity award under the Company’s Management Incentive Plan. The Company will also reimburse Mr. Pittman for certain reasonable expenses incurred by him in connection with his relocation to Oklahoma City, Oklahoma. Mr. Pittman will also be able to participate in all benefit plans, practices and programs maintained by the Company. The Company and Mr. Pittman intend to enter into a formal employment agreement providing for the above, as well as terms and conditions as are customary for other executive officers of the Company.

The Company also expects to enter into an indemnification agreement with Mr. Pittman in the form previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-134748) on March 27, 2017, which is incorporated by reference herein.
There is no arrangement or understanding between Mr. Pittman and any other person pursuant to which he was appointed as an executive officer of the Company, and there are no related party transactions in which Mr. Pittman has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In addition, there is no family relationship between Mr. Pittman and any of the Company’s directors or other executive officers.

Item 7.01	Regulation FD Disclosure.

On February 15, 2019, the Company issued a press release announcing the retirement of Mr. Evans and hiring of Mr. Pittman as its Chief Financial Officer and Senior Vice President. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Separation and Release Agreement, dated February 14, 2019, by and between Chaparral Energy, Inc. and Joseph O. Evans.
99.1	Press Release dated February 15, 2019.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2019	CHAPARRAL ENERGY, INC.

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President